UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 9, 2009


                            ALTO GROUP HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                           000-53592                27-0686507
(State or other Jurisdiction of            (Commission             (IRS Employer
 Incorporation or organization)            File Number)               I.D. No.)


                         620 Newport Ctr Drive Suite 570
                             Newport Beach, CA 92660
                                  949-644-1433
       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 9, 2009, the Board of Directors of Alto Group Holdings elected Mr. Dale Paisley to the Board of Directors. On this day, the board also elected Mr. Lee Rice as President and CEO.

Paisley has been a financial and accounting consultant assisting clients with regulatory reporting with the US Securities and Exchange Commission and state regulators. He served as president of SoCal Waste Group Inc, as CEO and CFO of USA Biomass Corporation, CFO of Amish Naturals Inc and as the CFO of The Saint James Company, most recently.

A director of BPOMS since December 2006, Paisley serves as chairman of its Audit Committee. He was a partner in the international accounting firm of Coopers & Lybrand (now PriceWaterhouseCoopers) before 1995.

Mr. Rice has been the Chief Engineer and past President of Data Technology Services, Inc. since 1990. Mr. Rice designs and conducts geological and engineering studies, materials processing studies, and environmental control studies for client firms and organizations. These have included Anglo American Gold, DeBeers, Citicorp, Behre Dolbear-Riverside, Colorado Division of Mined Land Reclamation and Rio Tinto. He has developed specialized engineering and mathematical modeling software, components, and complete systems for process automation. Mr. Rice has authored several articles in Mining Engineering magazine and was Associate Editor of several publications, including "Mining Engineering Handbook," "Practical Placer Mining," and "Surface Mining Handbook."

Mr. Rice is a Registered Professional Engineer and Registered Member of the Society for Mining, Metallurgy, and Exploration, and a member in good standing of the American Association for the Advancement of Science (AAAS), Colorado Engineering Council (CEC), Geological Society of America (GSA), Sigma Xi Scientific Research Society, and Society of Economic Geologists.

Compensation for each officer or director is $4,000.00 per month.

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
                                 SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO GROUP HOLDINGS, INC.

Dated: October 9, 2009


By Dale Paisley


/s/ Dale Paisley
-----------------------------

By Lee Rice


/s/ Lee Rice
-----------------------------


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